DraftKings

March 10, 2020

12:35 PM EDT

Speaker ID:

Exhibit 99.1

DraftKings

March 10, 2020

12:35 PM EDT

Mark Finney:	Good afternoon, everyone. Thanks for joining us. I'm sorry we're not all in sunny Florida, but delighted to have you all on the call.

By way of a brief introduction, my name is Mark Finney. I've spent 20 odd years following the iGaming industry, of course here in Europe. Both as an equity analyst and lastly on the banking side of Deutsche.

I'm delighted to have on the call Jason Robins. Jason is the CEO and co-founder of DraftKings, as you know one of the two major players in the world of fantasy sports. And obviously now one of the leading players in the legalized and, dare I say every exciting, world of sports betting and iGaming in the US. Jason, welcome.

Jason Robins:	Thanks for having me.

Mark Finney:	Delighted. Jason, can we maybe just kick off with you saying a bit more about where things are on the Diamond Eagle spec process. The timing of that and indeed why you've gone down this route rather than a traditional IPO.

Jason Robins:	Absolutely. We are on track for a close in Q2. Hopefully in the front half of Q2. Seems like everything is moving along at a good pace. The reason that we decided to go down this path, we had three objectives and they kind of developed in this order. First, really started with us saying we really want to acquire our own backend technology for the sports book and book making side.

And that's something that was a pretty big deal for us. We've literally built all of our own technology for fantasy and really everything we do in house. And this was kind of the one area that the team felt there was really just such complexity behind it and the market was moving so quickly that it was important that we look to acquire.

So, we identified SBTech after looking at number of different options as our target there. And SBTech said that they were open to it, but they wanted it to be a 70-30 stock cash deal. So, the first objective is we wanted to get this transaction done and we wanted to come up with some cash. We needed to make sure that you can't IPO three way, we would have had to, if we had done a traditional IPO gone public first and then bought them. And I don't think they were willing to wait around for that.

DraftKings

March 10, 2020

12:35 PM EDT

Speaker ID:

So, the second objective was to capitalize the business more than significantly, really with some cushion to accommodate the investment we want to make in launching new sports betting states as they roll out. And what we did there is we had the finance team model out literally hundreds of different scenarios around state legalization and we determined that with the money that, with about $500 million that we would have more than enough capital with a good cushion under almost any plausible scenario state roll out.

And then the third objective is we wanted to get public. We felt like it was the right time for the company. There is a value I think to us and being able to be a first mover in terms of pure play and sports betting. And really be able to be a leader in telling that narrative and introducing that market to the public shareholders out there. So, that was something we felt was important and we felt like the public was a great place for us.

And the other part of it too as those who invest in gaming may know, sometimes it can be challenging as a private company to get a license. You need to get a lot more of your shareholders licensed as a public company where public companies typically have more investors like those on this call. The standards of who has to get licensed are a much higher threshold. So that was something also that appealed to us.

So, as we looked at those three objectives, and I like to sort of think this is how we are as a company in general, we really start with what are we trying to achieve and go then to what are possible solutions and then we pick the solution that best fits with what we're trying to accomplish. And that was exactly the approach we took here. And I was familiar with this back structure from having gotten to know the Diamond Eagle folks and some other sponsors in the past. And it just was a perfect fit for this three-way transaction we were trying to do. And in the process allowed us to also accomplish our objectives of getting capitalized and getting public.

Mark Finney:	Do you think the $500 million that you're going to end up with here which obviously covers all the various scenarios that you've talked about in terms of states rolling out, do you think there's any more sort of small bolt on deals that you need to do? Or with what you've done with SBTech, and I'm going to come on and talk about SBTech, but that you've sort of got what you need now?

Jason Robins:	I think that was the big gap. And we debated whether build or buy was the best option. But really that was the thing we felt like we were missing. And we feel is really important to our future strategy in this market.

So, we're always opportunistic. But we have so much going on right now, I think, outside of something unexpected and opportunistic coming around, I think right now we're in a pretty good spot in terms of M&A. We feel like we have everything we need to succeed in the US market and that also, there's an element of focus too.

It's going to be a lot for us to be a new public company, to be integrating SBTech. And I think for us that's a lot to bite off and we feel we're capable of handling it, but I want to be careful not to overtax the team with too much at the same time.

DraftKings

March 10, 2020

12:35 PM EDT

Speaker ID:

Mark Finney:	Sure. Just, you say there's a lot going on. There seems to be hardly a week that goes by without some news coming out of some state or other about legislation progressing or being passed or whatever. It almost feels like a sort of gold rush mentality in terms of the pace of things moving, doesn't it?

Can you maybe just say, how many states are you now in? And you sort of still broadly but in the parameters that you put out I think in your deck a few months ago, in terms of what the sort of next couple years could look like or things, because they are moving so quickly, are they radically different?

Jason Robins:	It's very hard to predict what governments are going to do. And things change a lot. So, we've been resisting putting our own sort of forecasts out. And also baking into any of our 2020 financials any assumptions around new states opening up.

That said, you're absolutely right. The momentum is palpable. And I think that even in the last few weeks, there's been a lot. Right now there are 18 states with active sports betting legislation. Just a few days ago Virginia passed which for anyone who's looked at our materials, Virginia wasn't on the list because that was a new one.

So, by the time we update these things and file them, it seems there's more activity, which is great. And I think if anything you might see some increased momentum in the coming months and year, if there's any kind of pressure on state budgets from any reduced economic activity. I think that will create potentially even more of an impetus to move forward and might get a few states that were on the fence maybe considering is this the year we should move forward and say let's go ahead and do it.

But with 18 states, including one that's passed in Virginia, considering active legislation right now, we feel like we have a pretty good funnel and hopefully we'll get a few more of those this year.

Mark Finney:	Indeed. It feels like, you talked about targeting sort of 10% of the population in 2020 and maybe 20% by 2021. It feels pretty well underwritten in light of the news that we've seen over, from the various states over the course of the last few months.

Can you give, again, a sort of broad feel for the various strategies that you've had to adopt to enter existing, or indeed potentially new states? It always seems to be sort of horses for courses here. I guess I'd also be quite interested in your thoughts on California and Florida. Because it certainly seems like there's been a bit noise about both over the course of the last week, 10 days or so.

Jason Robins:	To the first question, we were fortunate in that we built a very flexible state by state compliance and backend system to be regulated in fantasy. We're regulated now in, I think, 18 or 19 states for fantasy. So, we've already had to build that years ago and it's been adaptable for sports betting.

That's allowed us to be a pretty fast mover. I think Fanduel has benefitted from a similar thing, so they've been a pretty quick mover too. And I think what you're seeing in some of these new states popping up is that the two of us are really the only ones that have gotten live as quickly in as many as possible, as we are.

DraftKings

March 10, 2020

12:35 PM EDT

Speaker ID:

So, hopefully that will continue. I think it's really important because the more breadth you get it gives you a real efficiency benefit on the marketing side too, as we can move to more of a national advertising strategy. We can get really significant efficiencies. So, I think it's really important to get up and running in different places quickly.

From a cost perspective, it's relatively light for us. The big spend is marketing and customer acquisition which usually for us we target around a two-year payback. And I think what you're seeing now in New Jersey it kind of follows that line. Where this year in New Jersey we will be contribution profit positive for the first time in our only second full year in that market. And New Jersey is perhaps the most competitive market right now. So, we feel pretty good if we're able to execute that playbook there, we could do it elsewhere.

Outside of marketing, there's really not a whole lot of significant, in terms of cost. We have of course when we add more customers, we have to add some customer support staff. So, that does get factored in. And then also every five or so states on average, it varies a bit depending on size, but on average every five states we have to add a compliance person to do reporting and also just to help manage the regulator relationship.

Aside from that, anywhere from a few weeks to a couple months of engineering time depending on exactly what the requirements are. So, it's a fairly light lift on our end. And after that, it's really about the marketing investment which I think we're really well-equipped to do. We measure everything. Everything is extremely data driven for us. And like I said, we're targeting roughly two-year payback.

As for your questions on California and Florida, personally I believe, I hate to prognosticate on states, but I'll make a more general comment. I think the big states always take longer. You've seen a few top ten states move and I think you'll see continued momentum. But the biggest ones are always a little bit harder and longer because there's just so much at stake. And also I think sometimes they have the approach that they want to sort of wait and see what a few others are doing. And they can kind of get in at any time.

But there is active legislation now for mobile in California and Florida. I think what will most likely happen in California is you'll see a brick and mortar referendum that the tribes are supporting passed which may create opportunities on the partnership side for us. In Florida, very hard to predict. But there is an active mobile bill there now.

I think the real important thing is just to continue to get momentum overall. And hard to predict in any one particular state what will happen. And the good news for us is regardless of whether a California or Florida comes about, because of our DFS product, we're continuing to grow our customer base, continuing to grow our wallets in those states. So, by the time any state opens up, each year that passes actually gives us more of a head start, more of an advantage.

DraftKings

March 10, 2020

12:35 PM EDT

Speaker ID:

Mark Finney:	Sure. What's quite interesting to me, as you know I'm across here in a very cold Edinburgh. Wish I was in Florida. I've seen this develop over the last 15, 20 years across here. It sort of strikes me, all of the focus is on sports. All the commentary seems to be on sports. But the reality is, now the genie is sort of out of the bottle. And certainly based on the experience across here, iGaming is a bigger market across here than sports.

And if you look into the medium to long-term for you guys, it may take a long time, but it's perfectly possible to see how you could get there. I mean, how do you think Europe stacks up on that front? Obviously, you're known for sports, but in terms of your product offering in online gaming, how have you got on so far?

Jason Robins:	iGaming has probably been the most pleasant surprise we've had since we started entering the regulated gaming market. We, of course, believed that we would have good crossover with sports, makes sense. Fantasy sports players likely would be interested in sports betting. But we've also seen tremendous crossover of our fantasy sports players as well as our sports book players to iGaming games like online Blackjack and online Slots and online Roulette and those sorts of things.

We entered that market a little later because we prioritized sports betting. So, we didn't launch until late December of 2018. So, just a little over a year ago. And in about a year we climbed from last to first in market. We're now depending on the month, us or Fanduel swap between one and two.

And it was sort of the opposite story of sports betting. In sports betting, we were the first mobile app to launch in New Jersey. Now there's 15. In iGaming, there were 23 other competitors. We were 24 out of 24 to launch iGaming in New Jersey. And many of them had a multi-year head start on us. And the best part of this story is we passed all of them and climbed to the top position, not by going out and spending a bunch of money on marketing, in fact, we haven't spent anything on marketing. We've completely relied on cross-sell from our database.

It's been entirely driven by product. We've built many of our own games. And are seeing really good pick up on those. Our own games for things like Blackjack and Roulette, which I think are much higher quality than the other offerings in the market.

And then our data science which drives our cross-sell. We've had fantastic conversion. I think there may be an opportunity to acquire onto that product, but it's also I think a pretty exciting story if we can pass 23 other competitors without spending anything on customer acquisition onto that product. And it also shows the strength and power of our brand and database.

Mark Finney:	Indeed. And I'll come onto cross-sell in a second or two because I'm keen to explore your path to $1 billion or $1.2 billion which you said in your deck. But I do just want to talk about SBTech for a second. As you know, I've known SBTech since it was a glimmer in the eye of its CEO, I don't know about a dozen years ago or so.

I know just what a high quality business that is. For people that don't know, there are very few end to end sports book platforms out there and you've bought one of the best for sure. So, it's definitely going to be sort of a key differentiator for you.

DraftKings

March 10, 2020

12:35 PM EDT

Speaker ID:

I'm curious, can you just maybe run through, in a sense the rationale, it's sort of obvious, there are some synergies to be had. It would be good if you could touch on that. I'm almost more interested in the soft synergies. And again, what we've seen across here is that the ability for people to differentiate their product has been pretty key. Curious as to how you see SBTech managing to do that for you and what sort of path you're going down here?

Jason Robins:	I think you teed it up very well. The easy sort of part is the synergy. So, everybody who uses a backend service, which is the majority of providers in the market, they use a service like we do. Like a Kambi or SBTech. And they pay a revenue share on that. And obviously as we scale up in the US, that becomes quite a costly number for us, even under some of the most conservative assumptions, we think that's north of $100 million in annual synergies once we get scaled up. So, it's pretty meaningful.

But then the more important part, perhaps, is what you're describing. So, right now the live betting, the prop betting, most of the betting products in general for the US market, the US sports, are fairly underdeveloped relative to Europe. I can go bet on every single point of a tennis match between two players you probably never heard of. But I can barely bet on live games in the US and I certainly can't bet on things like balls or strikes of every pitch of a regular season baseball game. Or anything like that.

So, I think there's a real opportunity to develop those and really be out in front. And one of the things that we're seeing is because it's so competitive in Europe and the products are just so far ahead, it's very interesting because due to regulation, all these companies have built up in Europe, mostly in the UK. And consequently, they now have very large customer and revenue bases that they're supporting over there. And they all use common backend platforms for technology and trading.

So, one of the things we've seen across the board, whether it's Kambi or whether it's our competitors or anything, and really even including SBTech, this is true of, they continue to not go all in, so to speak on the US stuff. They're slowly building it out, but when a new feature gets launched by a competitor in the UK, they've got to keep up with that because that's obviously worth a lot more to them right now than in the US.

So, we think that puts us in a unique position where, as a combined company, with DraftKings and SBTech, the vast majority of our revenues and our customers will be in the US and we'll really be the only ones that that's true of at this level of scale. So, we think that gives us an opportunity, when I say the only ones, the only ones that have this kind of vertical integration and control our own backend.

So, I think that gives us an opportunity to get a few years out ahead of everybody else on building out these types of markets. And I don't need to tell you, Mark, live betting is huge. It's like close to three-quarters of revenue for online sports books in the UK now. So, being first and best at that I think is both an enormous advantage from a differentiation standpoint and also from a monetization standpoint.

And if you have better LTVs than your competition, then that also means you can invest deeper into customer acquisition as well. So, the flywheel kind of all works together. And really for me all hinges on having the best technology and the best product and really going all in on winning the US opportunity.

DraftKings

March 10, 2020

12:35 PM EDT

Speaker ID:

Mark Finney:	I think there's a couple of things you said there that maybe are not widely understood in the US. People sort of generally bet the line if you like in the states. That point about in play. In play across here really didn't exist 10, 12 years ago. And as you say, now it's the majority of betting.

I mean, mobile sports betting is a genuine second screen activity here. People will sit and watch games on TV or live and they will sit with their mobile phones and bet. It's been the driving feature of the market.

And the other point is a lot of people think that some of your competition even talk about the fact that they control their tech. Virtually none of them don't. Fanduel doesn't control the whole stack. William Hill doesn't control the whole stack. So, I think it's going to be an interesting one to see how things develop with you. But I think you've definitely, you've got a step ahead there by getting SBTech.

Let's move on slightly and to the point I mentioned earlier on, and you talked about this path to I think it was $1.2 billion of EBITDA. Could you maybe just sort of run through in broad terms what your parameters are to get there, Jason?

Jason Robins:	Absolutely. I think that the key thing is the underlying assumption around in our deck, the sizing of how much revenue we will generate from sports betting online and iGaming. And the underlying assumptions there are that 65% of the US will have sports betting online in some form. Less than half, but still 30%, of the population of the US will have iGaming in some form available to us. And that we will have market share in the 20% to 30% range for sports betting and then 10% to 20% range for iGaming.

And then we use various sort of estimates of how big the market could be at full scale based on other market constant analysts' reports. And those are kind of the underlying build up assumptions around how you get to the revenue that we're putting out there.

Once you get to that, most of the rest of it flows through. There's a few points worth calling out. A lot of people have asked me how much of that are you going to have to spend on marketing? Do you have enough built in there? And our illustrious path that you referenced, we allocated $400 million a year in marketing. And for anyone who's bought media, it's kind of hard to spend that much. You're really virtually everywhere once you get to that level.

For context, if anyone remembers, when us and Fanduel did our marketing blitzes in 2015, that year we spent about $250 million in marketing. So, that was barely more than half of what we have in this model. So, I think we're well buffered there.

And then obviously we think that there's some upside in taking some of the synergies we talked about earlier from the SBTech integration and that we won't be paying revenue share to a third-party any longer for the betting lines and risk management services.

And beyond that, it's kind of pretty straight forward. The nice thing about this product is it's a known product. It's a known business model. It's not something that we're kind of disrupting by coming up with something nobody's ever seen before. I think probably fantasy sports was closer to that, but sports betting certainly isn't and iGaming certainly isn't. As you mentioned, even in a hyper-competitive UK market, it's a very robust product with multiple companies with very strong profit margins.

DraftKings

March 10, 2020

12:35 PM EDT

Speaker ID:

And so I think there's no reason to think in the US, which arguable will be significantly less competitive relative to the size. Just to put it into perspective, the UK has over 200 licensed operating online sports books right now. And from a GDP perspective, California is actually slightly larger than the UK.

So, theoretically, California could be a bigger market than the entirety of the UK. And there's zero chance there'll be 200 licensed, well never say zero, but there's very low likelihood based on how it seems things are trending. It seems like in all likelihood the tribes will get licenses and there's a limited number of them. Again, never say never. But hard to imagine a scenario where a state like California would have anywhere near the number of licensed operators as the UK.

And so, when you combine that with the fact that we're going to get national marketing efficiencies by buying, once we penetrated enough states at scale, I think you're going to see a lot more consolidation here. That said, we didn't assume that. We actually assumed our market share would go down. If you look at where our market share is now, it is higher than what we had assumed in this illustrious scenario.

But I think you could certainly argue that there's a case to be made that the consolidation of market share will be even more significant down the road in the US given some of the dynamics at play here.

Mark Finney:	Can you maybe just say something quickly about the cross-sell? I know you touched on it, but didn't talk about the numbers that you've seen in New Jersey. And how is that, I know it's early days in some of the other states, but how, what you're experience in some of those other states in terms of the cross-sell?

Jason Robins:	Well, really the cross-sell in other states has been sports betting because other than New Jersey, we do not have iGaming live anywhere yet. We expect hopefully to change that in the future. But right now…

Mark Finney:	I'm sorry. I sort of meant DFS into sports actually.

Jason Robins:	Absolutely. The results that we've seen in other states have been really, very close to what we're seeing in Jersey, plus or minus a few percentage points. There's some seasonality to it. So, obviously you're going to get your best conversions at the beginning of the NFL season and things like that.

But really it's been remarkably consistent. And we've pretty much performed exactly where we thought we were going to in the new states that we've launched from that standpoint.

Obviously, that it's something we should also get better at over time. Right now our data science algorithms are still ingesting a lot of new data and optimizing. And I think as time goes on we should arguably get better at cross-sell. But so far we're seeing really good metrics already and it's been very consistent state to state.

DraftKings

March 10, 2020

12:35 PM EDT

Speaker ID:

Mark Finney:	It's been a very competitive start. And you touched on how much marketing you spend back in the day in the DFS land with you and Fanduel. I'm just curious as to, there's some big names as your competitors and there's relatively deep pockets there. And I accept that it's very early days, but has anyone gone sort of so crazy in one of these states that you felt we'll just step back a while here. What's your expectation here?

Jason Robins:	We've seen some aggressive pushes. But our approach is just, it's going to be state by state. It's not really even the same as where in DFS there's all of a sudden the ability for people to buy on these big national platforms yet. And we've just got to keep doing what we're doing.

So far we haven't seen anything like what you're saying that actually had any real effect on market share. We've certainly seen some aggressive marketing pushes from MGM, some others in the space. But that hasn't changed our approach and it really won't. I think this is a long game and having the best data, the best product, the best discipline around how you deploy your investment.

And it's not really in my mind a difference in overall pocketbook size. Because, as I noted earlier, we're going to have more than enough cash to support as aggressive as we possibly could want to be. It's more on the team to continue to find ways to scale up customer acquisition in a manner that meets our thresholds around MPV and payback. And that's something that I think we'll get better and better at every day. But it's going to be driven by our own ability to optimize, not by competitive pressures.

New Jersey is a great example of that. New Jersey now has 15 total companies. 24 in the iGaming space. And we're going to be contribution profit positive this year by sticking to this philosophy. And we saw four or five new entrants come in this NFL season. And we actually gained market share over the course of the NFL season. So, we feel pretty good about where things stand now.

And I think New Jersey, arguably will be, if not the most competitive state, certainly one of the most competitive states in the country for the foreseeable future.

Mark Finney:	Indeed. You mentioned national marketing, or you have mentioned it a couple of times. Obviously there's been a flurry of deals by some of your competitors, whether it be Starz linking up with FOX or Hills and CBS and MGM and the Yahoo deal and so on.

Is that something, you obviously have shied away from that, is that something that's still a possibility as this roll out becomes ever closer to genuinely national? And maybe it's the right thing to do to link up with one of those? Having said all that, they've all been pretty quiet on some of the financial terms of these deals. But I'm interested in your views.

Jason Robins:	I think one of the benefits we have from our fantasy experience is we have a pretty good understanding of what works and what the best partners are, what channels are best? What they're worth? And being a very data and analytically driven company, we're applying the same approach to partnerships.

DraftKings

March 10, 2020

12:35 PM EDT

Speaker ID:

So, one thing I've always seen is that if you have marketing dollars to spend, people will find ways to take them. So, I can't imagine a world where we have money burning a hole in our pocket that we can't spend. So, then really what it comes down to is are these deals good deals?

And as you can imagine, we always get a call. We're in the mix on the vast majority of these things. And the team is evaluating them on a case by case basis. But what we always tell people is if our internal value suggests that what we're getting is more valuable to us than what we're paying for it, it's worth doing. And if that's not the case, then why tie up your money?

And I think that we have the benefit of probably having a bit more precision around some of these things than maybe some of the competition that aren't as familiar with these channels. And I think Fanduel is sort of in a similar camp. But other than that, I think a lot of them, the deals you're seeing being done are being done really with this mindset that oh man, we have to make a statement. We have to be a player in the market. And that's just not how we approach things. Like I said, we approach things based on analytics and data and looking at what do we think the value of it is. And if we don't think that it's worth as much or hopefully more than what we're paying for it, we won't do the deal.

Mark Finney:	Got it. Just finally, it feels sort of remiss not to mention this. But coronavirus obviously has had an impact, otherwise we would be sitting in a very warm Florida right now and we're not.

Can you maybe just say in terms of the potential or the impact if any that you have seen on your business as a consequence of COVID-19?

Jason Robins:	So, first and foremost we're closely monitoring the situation. We're paying attention, following the advice of public health agencies and we're taking all necessary steps to ensure the safety of our employees, players, our communities, anyone else that could be impacted. So, it's unfortunate when you see something like this and everybody hopes that it doesn't turn into a bigger global pandemic than it already is today.

I think the biggest impacts on us are we've had to, which we did, make sure that if for whatever reason all our employees had to work remotely, they could. So, that's all set up now. We're actually doing a dry run tomorrow to make sure everything's working.

From a business standpoint, in some ways I think there could be some tailwinds here for us. Our business is almost 99% online. And I think with more people staying home and more people maybe having more entertainment spend available to them because they're not taking vacations or going out as much. That could potentially have some tailwinds.

Obviously, we're paying close attention to scheduling of sports and I think one potential risk is that if any major sporting events get cancelled. But right now we haven't seen any major sporting events get cancelled. Something even like the Olympics isn't a huge betting thing for us, so it really comes down to what the professional sports leagues are going to do. So far I've seen no indication that there's anything planned to stop there.

DraftKings

March 10, 2020

12:35 PM EDT

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But aside from that, more people staying home with more entertainment spend available to them could potentially have a positive impact on our business. So, like I said, we don't want to see anything like this. This is always a real unfortunate thing and everybody's hopeful that it will end soon. But I don't think our business will have any adverse impacts from it. And potentially we could have some positive impacts.

Mark Finney:	Got it. Okay, Jason, I think we're done for time now. Thanks very much for your time. Good luck with the process. And it's nice to speak to you. I'm sure people appreciate your thoughts and comments. Thanks again.

Jason Robins:	Thank you for having me.

Mark Finney:	Pleasure.